                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-4 of our report dated September 24, 1996, relating to the financial statements of View Tech, Inc., which appear in such Registration Statement. We also consent to the use in the Registration Statement on Form S-4, of our opinion dated October 31, 1996 (included herein as Exhibit 8.2) and to all references to us included in, or made a part of, this Registration Statement.


                                  CARPENTER KUHEN & SPRAYBERRY

Oxnard, California
October 31, 1996